Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference of our report dated February 28, 2003 accompanying the consolidated financial statements of ADA-ES, Inc. which are also incorporated by reference in the Form S-8 Registration Statement of ADA-ES, Inc.

/s/  Hein + Associates LLP
HEIN + ASSOCIATES

Denver, Colorado
February 2, 2004